Exhibit 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                               KNIGHT FULLER, INC.

                               KF MERGER SUB, INC.

                     CENTERSTAGING MUSICAL PRODUCTIONS, INC.

                                       and

                            OTHER SIGNATORIES HERETO



                           Dated as of August 17, 2005

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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 17, 2005, is made and entered into by and among KNIGHT FULLER, INC., a Delaware corporation ("KF"), KF MERGER SUB, INC., a California corporation and direct, wholly-owned subsidiary of KF ("Merger Sub"), CENTERSTAGING MUSICAL PRODUCTIONS, INC., a California corporation ("CMPI"), JOHNNY CASWELL, HOWARD LIVINGSTON, ROGER PAGLIA, and JAN PARENT (collectively, the "CMPI Shareholders"), OPUS INTERNATIONAL, LLC, a Maryland limited liability company and principal stockholder of KF ("Opus"), and ZIRK ENGELBRECHT ("Engelbrecht"), with reference to the following facts:

                                    RECITALS:

      WHEREAS, after carrying out the transactions described in Section 1.1, the respective boards of directors of KF, Merger Sub and CMPI deem it advisable and in the best interests of their respective stockholders that Merger Sub merge with and into CMPI (the "Merger") upon the terms and subject to the conditions set forth herein; and

      WHEREAS the respective boards of directors of KF, Merger Sub and CMPI have approved the Merger; and

      WHEREAS, as in inducement to the other parties to enter into this Agreement and to consummate the Merger and the other transactions contemplated herein, the parties hereto are willing to make certain representations and warranties as set forth herein; and

      WHEREAS, as a further inducement to CMPI and the CMPI Shareholders to enter into this Agreement and to consummate the Merger, Opus and Engelbrecht are willing to provide indemnities against certain losses and liabilities, in each case, on the terms and subject to the limitations set forth herein;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                     PRE-CLOSING TRANSACTIONS AND THE MERGER

1.1   Conversion of KF Series A Preferred Shares

      Opus and Engelbrecht agree that, prior to the Closing Date, Opus shall convert, or cause to be converted, in full, into shares of KF Common Stock (as defined in Section 5.2) all of the outstanding shares of KF Series A Preferred Stock (as defined in Section 5.2), such that no shares of KF Series A Preferred Stock shall be issued or outstanding on the Closing Date. In connection with such conversion, KF shall cause to be prepared, duly adopted by KF and filed with the Secretary of State of the State of Delaware a certificate of cancellation or retirement eliminating from KF's certificate of incorporation any authorized shares of KF Series A Preferred Stock.

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1.2   Opus Put Agreement

      KF, Opus and Engelbrecht agree that, prior to the Closing Date, KF and Opus shall enter into an agreement, in form and content satisfactory to CMPI (the "Put Agreement"), pursuant to which:

      (a) Opus shall grant to KF the right, at KF's election, for a period of 12 months from the Closing Date to cause Opus to purchase from KF all of the outstanding shares of capital stock of PayCell, Inc. owned by KF in exchange for, and discharge of, any and all indebtedness and other amounts owed by KF to Opus, Engelbrecht or any of their respective affiliates or associates as of the Closing Date, whether or not then due or payable, and any and all interest, fees, charges and other amounts that may accrue on such indebtedness or other amounts before or after the Closing Date (the "Opus Indebtedness");

      (b) Opus shall agree that KF shall have no obligation to pay all or any portion of any Opus Indebtedness prior to one year following the closing date, regardless of whether such Opus Indebtedness requires payment prior to such date; and

      (c) Engelbrecht shall guarantee the due and timely performance by Opus of all of its obligations under the Put Agreement.

1.3   The Merger

      Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.4), Merger Sub shall merge with and into CMPI and the separate corporate existence of Merger Sub shall thereupon cease, and CMPI shall be the surviving corporation in the Merger (as such, the "Surviving Corporation"). The Merger shall have the effects set forth in this Agreement and in Chapter 11 of the California General Corporation Law (the "CGCL").

1.4   Effective Time of the Merger

      The Merger shall become effective at or following the Closing (as defined in Section 3.4) upon the filing with the respective Secretary of State of the State of California of an agreement of merger (the "Agreement of Merger") in accordance with the requirements of the CGCL (the "Effective Time").

1.5   Tax Treatment

      The parties intend that the Merger qualify as to the CMPI Shareholders as a reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and related sections and Treasury Regulations.


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                                    ARTICLE 2

                            THE SURVIVING CORPORATION

2.1   Articles of Incorporation

      The articles of incorporation of CMPI in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with the terms thereof and the CGCL.

2.2   Bylaws

      The bylaws of CMPI in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the articles of incorporation of the Surviving Corporation and the CGCL.

2.3   Directors and Officers

      At and after the Effective Time, the directors and officers of the Surviving Corporation shall be the directors and officers of CMPI immediately prior to the Effective Time, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

                                    ARTICLE 3

                              CONVERSION OF SHARES

3.1   Conversion of Capital Stock

      As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock or other securities described below:

      (a) Each share of the common stock, no par value per share, of CMPI ("CMPI Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for the right to receive 20,000 fully paid and nonassessable shares of KF Common Stock (as defined in Section 5.2). The number of shares of KF Common Stock to be so issued for each such share of CMPI Common Stock is referred to herein as the "Exchange Ratio." All such CMPI Common Stock, when so converted and exchanged, shall no longer be outstanding and shall automatically be canceled and retired, and the holder of a certificate ("CMPI Stock Certificate") that, immediately prior to the Effective Time, represented outstanding shares of CMPI Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such CMPI Stock Certificate, the shares of KF Common Stock (the "Merger Shares") to which such holder is entitled pursuant to this Section 3.1(a). Until surrendered as contemplated by Section 3.2(a), each CMPI Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Shares as provided herein.


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      (b) Each  outstanding  option,  warrant  and other  right  (other than the convertible promissory notes referred to in subparagraph (c), below) to subscribe for, purchase or acquire CMPI Common Stock (each, a "CMPI Stock Right") shall be assumed by KF and converted into an option, warrant or other right to purchase the number of shares of KF Common Stock determined by multiplying the number of shares of CMPI Common Stock purchasable under such CMPI Stock Right by the Exchange Ratio (rounded to the nearest whole number of shares of KF Common Stock) at an exercise price equal to the exercise price of such CMPI Stock Right divided by the Exchange Ratio (rounded up to the nearest whole cent) and otherwise on the same terms and conditions as those contained in such CMPI Stock Right (each, a "Merger Stock Right").

      (c) All outstanding convertible promissory notes of CMPI (the "CMPI Convertible Notes") outstanding immediately prior to the Effective Time shall be assumed by and become the direct, primary liabilities and obligations of KF and shall be convertible into such number of shares of KF Common Stock determined in accordance with the terms of such notes. All registration rights obligations of CMPI to the holders of the CMPI Convertible Notes and the shareholders of CMPI shall be assumed by and become the direct, primary obligations of KF.

      (d) Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of KF Common Stock or the outstanding shares of CMPI Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

      (e) Each share of the common stock, no par value, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall automatically be converted into the same number of shares of common stock of the Surviving Corporation, and shall, immediately after the Merger, be the only shares of capital stock of the Surviving Corporation issued and outstanding.

      (f) Each share of each class and series of KF Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Merger.

      (g) All KF Common Stock issued upon the surrender of the CMPI Stock Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such CMPI Stock Certificates and the CMPI Common Stock formerly represented thereby; and from and after the Effective Time there shall be no further registration of transfers effected on the stock transfer books of the Surviving Corporation of shares of the CMPI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, CMPI Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 3.

3.2   Surrender and Payment

      (a) At the Closing, KF shall issue and deliver to each holder of a CMPI Stock Certificate that immediately prior to the Effective Time represented outstanding CMPI Common Stock, the Merger Shares to which such holder is entitled, in exchange for the holder's surrender for cancellation of such CMPI Stock Certificate.


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      (b) If any  Merger  Shares  are to be issued to a Person  (as  hereinafter defined) other than the registered holder of the CMPI Stock Certificates surrendered in exchange therefor, it shall be a condition to such issuance that the CMPI Stock Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to KF any transfer or other taxes required as a result of such issuance to a Person other than the registered holder or establish to the satisfaction of the KF that such tax has been paid or is not applicable.

      (c) For purposes of this Agreement, "Person" means an individual, a corporation, a limited-liability company, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

      (d) If any CMPI Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such CMPI Stock Certificate to be lost, stolen or destroyed, KF will issue in exchange for such lost, stolen or destroyed CMPI Stock Certificate the Merger Shares deliverable in respect thereof pursuant to this Agreement. KF, in its discretion, may require as a condition to such issuance that such Person also agree to indemnify, defend and hold harmless KF and the Surviving Corporation from and against any Liability (as hereinafter defined) to any Person with respect to such lost, stolen or destroyed CMPI Stock Certificate. "Liabilities" for purposes of this Agreement means any and all direct or indirect liabilities, indebtedness, obligations, commitments, claims, deficiencies, expenses, deferred income, guaranties or endorsements of any type, whether known, unknown, accrued, absolute, contingent, matured or unmatured.

      (e) At or after the Closing, upon the request of any holder of a CMPI Stock Right, KF shall execute and deliver to such holder the Merger Stock Right to which such holder is entitled under Section 3.1(b) in exchange for such holder's surrender for cancellation of such CMPI Stock Right.

3.3   No Fractional Shares

      No fractional share of KF Common Stock shall be issued in the Merger.

3.4   Closing

      (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, Suite 1600, Los Angeles, California, at 10:00 A.M., local time, as soon as is practicable following the date hereof as of which all of the conditions set forth in Article 10 hereof shall have been satisfied or waived, or at such other date and time as KF and CMPI shall otherwise agree in writing (either such date, the "Closing Date").

      (b) At the Closing, (i) KF and Merger Sub shall deliver the various certificates, instruments, and documents referred to in subparagraph (c), below,
(ii) CMPI shall deliver the various certificates, instruments, and documents referred to in subparagraph (d), below, (iii) CMPI and Merger Sub shall execute and file the Agreement of Merger with the Secretary of State of the State of California, and (v) the parties hereto shall undertake any other actions provided for in this Section 3.4 in accordance with the terms of this Agreement.


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      (c) At the Closing,  KF or Merger Sub, as  applicable,  shall  deliver the following:

            (i) KF shall  issue and  deliver  the Merger  Shares as  provided in
Section 3.2(a); and

            (ii) KF and Merger Sub shall furnish CMPI with:

                  (A) a certificate executed by the Secretary or an Assistant Secretary of each of KF and Merger Sub certifying as of the date of the Closing Date (1) a true and complete copy of the certificate of incorporation or articles of incorporation, as the case may be, of KF, Merger Sub, and each other Subsidiary (as defined in Section 4.1(c)) of KF, certified as of a recent date by the Secretary of the State of the state of its incorporation or organization, and a true and complete copy of the respective bylaws of KF and Merger Sub, as certified by the Secretary or an Assistant Secretary of KF and Merger Sub, as applicable, and (2) a true and complete copy of the resolutions of the respective boards of directors of KF and Merger Sub authorizing the execution, delivery, and performance of this Agreement by KF and Merger Sub and the consummation of the transactions contemplated hereby;

                  (B) a certificate of the Secretary of State of the State of Delaware or other state of incorporation or organization, as applicable, certifying the good standing of KF, Merger Sub, and each other Subsidiary of KF in such state, in each case, dated within 10 days of the Closing Date; and

                  (C) such other documents and items to be delivered by KF or Merger Sub at or before the Closing as called for herein.

      (d) At the Closing, CMPI shall furnish KF and Merger Sub with:

            (i) a certificate executed by the Secretary or an Assistant Secretary of CMPI certifying as of the date of the Closing Date (1) a true and complete copy of the articles of incorporation of CMPI, certified as of a recent date by the Secretary of State of the State of California, and a true and complete copy of the bylaws of CMPI, certified by the Secretary or an Assistant Secretary of CMPI, and (2) a true and complete copy of the resolutions of the board of directors of CMPI authorizing the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby;

            (ii) a certificate of the Secretary of State of the State of California certifying the good standing of CMPI in such state, dated within 10 days of the Closing Date; and

            (iii) such other documents and items to be delivered by CMPI at or before the Closing as called for herein.


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      (e) At the Closing,  KF shall deliver to CMPI the  resignation and release agreements provided for in Section 8.8.

      (f) At the Closing, Opus shall deliver to KF the following:

            (i) the executed Put Agreement provided for in Section 1.2; and

            (ii) the Escrowed Shares (as defined in Section 9.1) and stock powers to be held pursuant to Article 9 hereof.

      (g) At the Closing, KF shall execute and deliver to CMPI an assumption agreement, in form and content satisfactory to CMPI, by which KF assumes the CMPI Convertible Notes as contemplated in Section 3.1(c).

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF CMPI

      CMPI  represents and warrants to KF that the statements  contained in this
Article 4 are true and correct:

4.1   Organization and Qualification

      (a) CMPI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of CMPI's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a CMPI Material Adverse Effect (as defined in subparagraph (c), below). CMPI has all requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. CMPI has made available to KF a complete and correct copy of its articles of incorporation and bylaws, each as amended to date, and CMPI's articles of incorporation and bylaws as so delivered are in full force and effect. CMPI is not in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws.

      (b) For purposes of this Agreement, (i) a "CMPI Material Adverse Effect" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in, or have) a material adverse effect on the financial condition, business, assets, properties, prospects or results of operations of CMPI; and
(ii) "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (y) such party or any Subsidiary of such party is a general partner of a partnership or a manager of a limited liability company.


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4.2   Capitalization

      The authorized capital stock of CMPI consists of 3,000 shares of CMPI Common Stock, of which no more than 2,124 shares will be issued and outstanding as of the Closing Date and of which 1,850 shares are owned of record and beneficially by the CMPI Shareholders. As of the Closing, there will be no outstanding CMPI Stock Rights. As of the date of this Agreement, CMPI also has CMPI Stock Rights entitling the holders to acquire an aggregate of 124 shares of CMPI Common Stock. As of the Closing, there will be no outstanding Stock Equivalents with respect to CMPI except for the CMPI Convertible Notes. For purposes of this Agreement, the "Stock Equivalents" with respect to any Person shall mean subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity or other agreements or commitments obligating such Person to issue, transfer, sell, redeem, repurchase or otherwise sell, issue or acquire any shares of capital stock of such Person (or securities exercisable for or convertible in capital stock of such Person.

4.3   Authority

      CMPI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by CMPI's board of directors and the CMPI Shareholders, and no other corporate proceedings on the part of CMPI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CMPI and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto, constitutes the legal, valid and binding obligation of CMPI enforceable against CMPI in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity (the "Enforceability Exception").

4.4   Consents and Approvals; No Violation

      The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by CMPI of its obligations hereunder will not:

      (a) conflict with any provision of CMPI's articles of incorporation or bylaws;

      (b) require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any governmental or regulatory authority or agency (a "Governmental Authority"), except for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), state securities or blue sky laws, and approvals that are ministerial in nature and are customarily obtained from Governmental Authorities after the Effective Time in connection with transactions of CMPI of the same nature as are contemplated hereby ("Customary Post-Closing Consents") or (ii) any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (x) result in a CMPI Material Adverse Effect, (y) materially impair the ability of CMPI to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement;


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      (c)   result in any  violation of or the breach of or constitute a default
(with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which CMPI or any of its Subsidiaries is a party or by which CMPI or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) result in a CMPI Material Adverse Effect, (ii) materially impair the ability of CMPI or any of its Subsidiaries to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement;

      (d)   violate the  provisions of any order,  writ,  injunction,  judgment,
decree,   statute,  rule  or  regulation  applicable  to  CMPI  or  any  of  its
Subsidiaries;

      (e) result in the creation of any lien, mortgage, pledge, security interest, encumbrance, claim or change of any kind ("Lien," if singular, or "Liens," if plural) upon any shares of capital stock or material assets of CMPI or any of its Subsidiaries under any agreement or instrument to which CMPI or any of its Subsidiaries is a party or by which CMPI or any of its Subsidiaries or any of their materials assets is bound; or

      (f) result in any holder of any securities of CMPI being entitled to appraisal, dissenters' or similar rights.

4.5   Required Stockholder Vote or Consent

      The only vote of the holders of any class or series of capital stock of CMPI that will be necessary to consummate the Merger and the other transactions contemplated by this Agreement is the approval of this Agreement by the CMPI Shareholders.

4.6   Taxes

      Except for matters that would not have a CMPI Material Adverse Effect, CMPI has filed all material tax returns required by applicable law to be filed by it and has paid or accrued all taxes shown as due thereon. CMPI has no knowledge of a material tax deficiency which has been asserted or threatened against CMPI.

4.7   Litigation

      Except for matters that would not have a CMPI Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to CMPI's knowledge, threatened against or directly affecting CMPI or any of the directors or officers of CMPI in their capacity as such. Neither CMPI nor, to its knowledge, any officer, director or employee of CMPI, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of CMPI, nor, to the knowledge of CMPI, is CMPI or any officer, director or employee of CMPI under investigation by any Governmental Authority. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring CMPI to take any action of any kind with respect to its business, assets or properties.

4.8   Compliance with Applicable Laws

      CMPI holds all material approvals, licenses, permits, registrations and similar type authorizations necessary for the lawful conduct of its business, as now conducted, and, to CMPI's knowledge, such business is not being, and CMPI has not received any notice from any Governmental Authority or Person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to occupational health and safety, except for possible violations which either individually or in the aggregate have not resulted and would not result in a CMPI Material Adverse Effect.

4.9   Insurance

      CMPI currently has in place all policies of insurance which are reasonably required in connection with the operation of the business of CMPI as currently conducted in accordance with applicable laws and all agreements relating to CMPI.

4.10  Permits

      Immediately prior to the Effective Time, CMPI will hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of Governmental Authorities ("Permits") required or necessary to own, operate, use and maintain its properties and conduct its operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have a CMPI Material Adverse Effect.

4.11  Brokers

      No broker, finder or investment banker is entitled to any brokerage, finder's fee or other fee or commission payable by CMPI, or by KF on CMPI's behalf, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CMPI except to the extent reflected in the shares of CMPI Common Stock outstanding immediately prior to the Closing.

4.12  Accredited Investor Status.

      Each holder of CMPI Common Stock immediately prior to the Closing acquired their shares in a transactions exempt from registration under the Securities Act and has represented that he or it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF KF

      KF represents and warrants to CMPI as follows, except as disclosed in a disclosure letter delivered by KF to CMPI as of the date hereof (the "KF Disclosure Letter"):

5.1   Organization and Qualification

      (a) KF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of KF's properties or the nature of its business makes such qualification necessary. Schedule 5.1 of the KF Disclosure Letter sets forth a complete and correct copy of KF's certificate of incorporation and bylaws, each as amended to date, and such certificate of incorporation and bylaws are in full force and effect. KF is not in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws.

      (b) Except for PayCell, Inc., a California corporation ("PayCell"), and Credit Pipe (Pty) Ltd., a South African corporation wholly owned by PayCell Inc., KF has no Subsidiaries and does not own or hold any investment or other interest in any Person. KF owns of record and beneficially 1,000 shares of the common stock of PayCell, representing all of the issued and outstanding shares of common stock of PayCell. There are no outstanding Stock Equivalents with respect to PayCell or CreditPipe (Pty) Ltd. or with respect to the shares of common stock of PayCell owned by KF (other than pursuant to the Put Agreement.

      (c) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. KF has made available to the Company a complete and correct copy of its articles of incorporation and bylaws, each as amended to date, and Merger Sub's articles of incorporation and bylaws as so delivered are in full force and effect. Merger Sub is not in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws.

      (d) Merger Sub is a direct, wholly-owned Subsidiary of KF, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations of any kind, entered into any agreement or arrangement with any Person or entity, or incurred, directly or indirectly, any Liabilities, in each case, except in connection with its incorporation, the negotiation of this Agreement, the Merger and the transactions contemplated hereby.

5.2   Capitalization

      The authorized capital stock of KF consists of 100,000,000 shares of common stock, $0.0001 par value per share (the "KF Common Stock"), and 100 shares of Series A Preferred Stock, par value of $0.001 per share ("KF Series A Preferred Stock"). As of the date of this Agreement, KF has issued and outstanding 3,904,004 shares of KF Common Stock and 81 shares of KF Series A Preferred Stock, which by their terms are convertible into 20,000 shares of KF Common Stock per share of KF Series A Preferred Stock, or a total of 1,620,000 shares of KF Common Stock. Schedule 5.2 of the KF Disclosure Letter sets forth a true and complete list as of the date hereof of all holders, and their holdings, of KF Common Stock and KF Series A Preferred Stock. There are no outstanding Stock Equivalents with respect to KF. The authorized capital stock of Merger Sub consists of 100,000 shares of Merger Sub Common Stock, of which 100 shares are outstanding and owned, of record and beneficially, by KF. There are no outstanding Stock Equivalents of Merger Sub, and KF is not subject to any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating KF issue, transfer, sell, redeem, repurchase or otherwise sell, issue or acquire any shares of Merger Sub Common Stock. All outstanding shares of KF Common Stock, KF Series A Preferred Stock and Merger Sub Common Stock are validly issued, fully paid and non-assessable, and free of preemptive rights.

5.3   Authority

      (a) Each of KF and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective board of directors of KF and Merger Sub, and no other corporate proceedings on the part of KF and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by KF and Merger Sub, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the legal, valid, and binding obligations of KF and Merger Sub enforceable against KF or Merger Sub, as applicable, in accordance with its terms, except for the Enforceability Exception.

      (b) The Merger Shares have been duly and validly authorized for issuance pursuant to the Merger and, when issued at the Closing, will be validly issued, fully paid and non-assessable and free of any preemptive right. The Merger Stock Rights have been duly authorized for issuance pursuant to the Merger, and when issued at the Closing will be validly issued and free of any preemptive right.

5.4   Consents and Approvals; No Violation

      The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by each of KF and Merger Sub of their respective obligations hereunder will not:

      (a) conflict with any provision of the respective certificate or articles of incorporation or bylaws of KF or Merger Sub;

      (b) require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any Governmental Authority, except for applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws and Customary Post-Closing Consents or (ii) any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (x) materially impair the ability of KF or any of its Subsidiaries to perform its obligations under this Agreement or (y) prevent the consummation of any of the transactions contemplated by this Agreement;

      (c) result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which KF or any of its Subsidiaries is a party or by which KF or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) materially impair the ability of KF or any of its Subsidiaries to perform its obligations under this Agreement or (ii) prevent the consummation of any of the transactions contemplated by this Agreement;

      (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to KF or any of its Subsidiaries;

      (e) result in the creation of any Lien upon any properties or assets or on any shares of capital stock of KF or its Subsidiaries under any agreement or instrument to which KF or any of its Subsidiaries is a party or by which KF or any of its Subsidiaries or any of their properties or assets is bound; or

      (f) result in any holder of any securities of KF or any of its Subsidiaries being entitled to appraisal, dissenters' or similar rights.

5.5   KF SEC Reports

      KF filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to CMPI, true and complete copies of each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including without limitation any annual reports to stockholders incorporated by reference in certain of such reports, required to be filed by it or its predecessors with the SEC since January 1, 2001 under the Securities Act or the Exchange Act (collectively, the "KF SEC Reports"). As of the respective dates such KF SEC Reports were filed or, if any such KF SEC Reports were amended, as of the date such amendment was filed, to KF's and Levine's knowledge, each of the KF SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.6   Financial Statements

      Each of the consolidated financial statements of KF contained in the KF SEC Reports (including any related notes and schedules) (the "KF Financial Statements") has been prepared from, and is in accordance with, the books and records of KF and its consolidated Subsidiaries, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year end adjustments) and fairly presents, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of KF and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of KF and its Subsidiaries for the periods presented therein (subject to normal year end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

5.7   Absence of Undisclosed Liabilities

      Except as described in the most recent of the KF SEC Reports, neither KF nor any of its Subsidiaries has any Liabilities or obligations of any nature (contingent or otherwise). As of the Closing Date, KF shall have no Liabilities or other obligations other than its obligations under this Agreement.

5.8   Absence of Certain Changes

      Except as disclosed in the KF SEC Reports or as contemplated by this Agreement, (a) since its formation in April 2002, KF has conducted no business and has had no operations other than its ownership of its wholly-owned subsidiaries, PayCell, Inc., a California corporation, and Credit Pipe (Pty) Ltd., a South African corporation, (b) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of KF or any repurchase, redemption or other acquisition by KF of any outstanding shares of capital stock or other securities of, or other ownership interests in, KF or its Subsidiaries and (c) there has not been any amendment of any term of any outstanding capital stock of KF or its Subsidiaries.

5.9   Taxes

      KF and each of its Subsidiaries have filed all material tax returns required by applicable law to be filed by any of them and have paid or accrued all taxes shown as due thereon. No material tax deficiency has been asserted or threatened against KF or any of its Subsidiaries.

5.10  Litigation

      There is no suit, claim, action, proceeding or investigation pending or, to its knowledge, threatened against or directly affecting KF, or any of the directors or officers of KF in their capacity as such. Neither KF nor any officer, director or employee of KF has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of KF, nor, to its knowledge, is KF or any officer, director or employee of KF or under investigation by any Governmental Authority. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring KF to take any action of any kind with respect to its business, assets or properties.

5.11  Employee Benefit Plans

      Neither KF nor any trade or business, whether or not incorporated, which together with KF would be deemed a "single employee" within the meaning of
Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA has, or on or before the Closing will have, sponsored, maintained or contributed to any employee benefits, plan or arrangement (including, but not limited to, any plan described in Section 3(3) of ERISA) written six years prior to the Effective Time.

5.12  Compliance with Applicable Laws

      KF holds all Permits, if any, necessary for the lawful conduct of its businesses, as now conducted, and such businesses are not being, and KF has not received any notice from any Governmental Authority or Person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to occupational health and safety

5.13  Insurance

      KF and its Subsidiaries currently have in place the policies of insurance described in Schedule 5.13 of the KF Disclosure Letter.

5.14  Employees

      Schedule 5.14 of the KF Disclosure letter sets forth a true and complete list of all directors, officers, and other employees of KF.

5.15  Permits

      Immediately prior to the Effective Time and except for Customary Post-Closing Consents, KF and its subsidiaries will hold all of the Permits required or necessary to own, operate, use and maintain their respective properties and conduct their respective operations as presently conducted.

5.16  Contracts

      As of the Closing Date, KF will not be a party to any material contract, lease, indenture, agreement, arrangement or understanding other than this Agreement and the Put Agreement. The agreements listed in Schedule 5.16 have been terminated or fully performed, and neither KF nor any Subsidiary has, or will have, any further obligation, Liability or duty with respect to such agreements.

5.17  Required Stockholder Vote or Consent

      No vote or consent of the holders of any class or series of KF Stock is or
will  be  necessary  to  consummate  the  Merger  and  the  other   transactions
contemplated by this Agreement.

5.18  Brokers

      No broker, finder or investment banker is entitled to any brokerage, finder's fee or other fee or commission payable by KF or any of its Subsidiaries or the Surviving corporations in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of KF or any of its Subsidiaries.

5.19  Issuance of the Securities

      Upon the Effective Time, the KF Common Stock issued or issuable pursuant to the Merger will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for or referred to in this Agreement. Upon the Effective Time, KF shall have duly reserved out of the authorized but unissued shares of KF Common Stock such number of shares of KF Common Stock as are issuable upon conversion and exercise, in full, of the CMPI Convertible Notes and the Merger Stock Rights.

5.20  Sarbanes-Oxley; Internal Accounting Controls

      KF is, or will be, in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the Closing Date. KF and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. KF's certifying officers have evaluated the effectiveness of its controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). KF presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in KF's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to KF's and Levine's knowledge, in other factors that could significantly affect KF's internal controls.

5.21  Registration Rights

      Except as specifically provided or contemplated by this Agreement, no Person has any right to cause KF to effect the registration under the Securities Act of any securities of KF or its Subsidiaries.

5.22  Exchange Act Requirements

      KF's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and KF has taken no action designed to, or which to its knowledge is likely to, have the effect of, terminating the registration of KF Common Stock under the Exchange Act, nor has KF received any notification that the Commission is contemplating terminating such registration.

5.23  Transactions with Affiliates and Employees

      Except as set forth in the KF SEC Reports, none of the officers or directors of KF and, to its knowledge, none of the employees of KF is presently a party to any transaction with KF or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to its knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case other than reimbursement for expenses incurred on behalf of KF.

                                    ARTICLE 6

               REPRESENTATIONS AND WARRANTIES OF CMPI SHAREHOLDERS

      The CMPI Shareholders, severally and not jointly, each represents and warrant, to KF as follows:

6.1   Power and Authority Relative to this Transaction

      Such CMPI Shareholder has full power and authority and has taken all action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby. This Agreement constitutes the legal, valid and binding obligation of such CMPI Shareholder, enforceable in accordance with its terms, except for the Enforceability Exception.

6.2   Accredited Investor

      Such CMPI Shareholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

6.3   Investment Representations

      (a) Such CMPI Shareholder will acquire the KF Common Stock issuable pursuant to the Merger for such CMPI Shareholder's own account for the purpose of investment, and not with a view to distribution or resale thereof in violation of the Securities Act and the rules and regulations promulgated thereunder. Such CMPI Shareholder understands that none of the KF Common Stock has been registered under the Securities Act or any other applicable securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws, or unless an exemption from such registration is available. Such CMPI Shareholder agrees not to resell or otherwise dispose of all or any part of the KF Common Stock, except as permitted by law, including, without limitation, any regulations under the Securities Act and other applicable securities laws. Such CMPI Shareholder acknowledges that KF does not have any present intention and is under no obligation to register the KF Common Stock under the Securities Act and other applicable securities laws.

      (b) Such CMPI Shareholder understands and agrees that all certificates evidencing any of the KF Common Stock, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

6.4   Access to Information

      During the course of the transactions contemplated by this Agreement and prior to the purchase of any KF Common Stock, such CMPI Shareholder has had the opportunity to ask questions of and receive answers from representatives of KF concerning the terms and conditions of the offering of the KF Common Stock, and to obtain additional information, documents, records and books relative to KF and an investment in KF.

6.5   Knowledge and Experience

      Such CMPI Shareholder has sufficient knowledge and experience in business and financial matters so as to enable such CMPI Shareholder to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Such CMPI Shareholder is able to bear the economic risk of such investment, including a complete loss of the investment.

                                    ARTICLE 7

                     CONDUCT OF BUSINESS PENDING THE MERGER

7.1   Conduct of Business by the KF and CMPI Pending the Merger

      From the date hereof until the Effective Time, unless KF and CMPI shall otherwise agree in writing, and expect as otherwise contemplated by this Agreement, KF and CMPI and their respective Subsidiaries shall conduct their business in the ordinary course consistent with past practice. Except as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the written consent of KF and CMPI, which consent shall not be unreasonably withheld:

      (a) Neither KF nor CMPI will adopt or propose any change to their respective certificate or articles of incorporation or bylaws;

      (b) Other than payment and distribution of the SHC Share Dividend as contemplated in Section 1.1, neither KF nor CMPI will (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the respective KF and CMPI, or (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, KF or CMPI, as the case may be;

      (c) Neither KF nor CMPI will, nor permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire assets of any other Person except in the ordinary course of business or pursuant to transactions among wholly-owned subsidiaries of KF or CMPI, as the case may be;

      (d) Neither KF nor CMPI will, nor permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any material assets or properties except in the ordinary course of business;

      (e) Neither KF nor CMPI will (i) issue any securities (whether through the issuance or granting of options, warrants, rights or otherwise, (ii) enter into any amendment of any term of any outstanding security of such company or of any of its Subsidiaries, (iii) incur any indebtedness, except trade debt in the ordinary course of business and debt pursuant to existing or previously disclosed contemplated credit facilities or arrangements, (iv) increase in any material respect compensation, bonus or other benefits payable to, or modify or amend any employment agreements or severance agreements with, any executive officer, or (v) enter into any settlement or consent with respect to any pending litigation, other than settlements in the ordinary course of business or on terms which are not otherwise materially adverse to such company and its Subsidiaries taken as a whole;

      (f) KF and CMPI will not change any method of accounting or accounting practice by KF and CMPI or any of their Subsidiaries, except for any such change required by GAAP;

      (g) Neither KF nor CMPI will, nor permit any of its Subsidiaries to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the respective company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary or appropriate to prevent any such representation or warranty from being inaccurate in any material respect at any such time; and

      (h) Neither KF nor CMPI will, nor permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

8.1   Expenses

      All Expenses (as hereinafter defined) incurred by KF, Opus and Engelbrecht in connection with the negotiation and preparation of this Agreement, the Merger and the other transactions contemplated hereby shall be borne solely and entirely by Opus, and all such Expenses incurred by CMPI shall be borne solely and entirely by it. "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the consummation of the transactions contemplated hereby.

8.2   Cooperation

      Subject to compliance with applicable law, from the date hereof until the Effective Time, each of the parties hereto shall confer on a regular and frequent basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other parties or their counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

8.3   Publicity

      Neither the parties hereto nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other parties, except as may be required by law, and will use reasonable efforts to provide copies of such release or other announcement to the other parties hereto, and give due consideration to such comments as such other parties may have, prior to such release.

8.4   Additional Actions

      Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, to consummate and make effective the Merger and the other transactions contemplated by this Agreement.

8.5   Filings

      Each party hereto shall make all filings required to be made by such party in connection herewith or desirable to achieve the purposes contemplated hereby, and shall cooperate as needed with respect to any such filing by any other party hereto.

8.6   Consents

      Each party hereto shall use all reasonable efforts to obtain all consents necessary or advisable in connection with such party's obligations hereunder.

8.7   Notice of Certain Events

      Each party to this Agreement shall promptly as reasonably practicable notify the other parties hereto of:

      (a) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

      (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; or

      (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of such party's Subsidiaries which, if pending on the date of this Agreement, would have rendered untrue any representation contained in Article 4, 5or 6, or which relate to the consummation of the transactions contemplated by this Agreement.

8.8   Resignations and Releases; Appointment of Directors and Officers

      (a) Prior to the Closing Date, KF shall use its best efforts to obtain from each of the directors, officers and employees of KF and each of its Subsidiaries a written resignation and release agreement, in form and content satisfactory to CMPI, by which each such Person agrees to resign from KF and the Subsidiaries effective as of the Closing Date (or such later date that CMPI may request) and to release KF, its Subsidiaries and their affiliates from any and all Liabilities.

      (b) At or before the Closing, KF shall use its best efforts to cause Roger Paglia to be appointed as a director of KF as of the Closing Date and the nominees of CMPI to be appointed as all of the officers of KF as of the Effective Date.

8.9   Amendment and Assumption of Employment Agreements

      Following the Closing, KF and CMPI shall enter into with each of the CMPI Shareholders an appropriate amendment, in form and content satisfactory to the CMPI Shareholders, by which KF shall become party to, and agree to employ the CMPI Shareholders thereunder following the Closing, the respective amended and restated employment agreements, each dated as of April 1, 2004 or as of November 1, 2004, between CMPI and each of the CMPI Shareholders.

8.10  Access and Information

      Between the date hereof and the Closing Date, KF will permit CMPI and its representatives and agents reasonable access to KF's books and records, facilities, key personnel, customers, suppliers, independent accountants and attorneys, as requested by CMPI. In the event this Agreement is terminated as provided in Section 12.1, CMPI shall promptly return to KF any and all books, records, documents and information of the Company, and all copies thereof, furnished to CMPI by KF.

8.11  Competing Offers; Merger or Liquidiation

      From the date hereof through the earlier to occur of (a) the termination of this Agreement or (b) the Closing: (i) neither KF, Opus nor Engelbrecht shall, directly or indirectly, through any officer, director, agent or otherwise
(1) encourage, solicit, respond to any solicitation or inquiry concerning, initiate, engage, or participate in any discussions or negotiations with any Person (other than CMPI) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, purchase or accumulation of shares, proxy solicitation or other business combination involving KF or any subsidiary of KF or (2) provide any non-public information concerning the business, properties or assets of KF to any Person (other than CMPI); (ii) KF, Opus and Engelbrecht shall notify CMPI of, and shall disclose to CMPI all details of, any inquiries after the date hereof of the nature described in clause (i) of this sentence; and (iii) neither KF, Opus nor Engelbrecht will not engage any broker, financial advisor or other consultant on a basis which might provide such broker, financial advisor or consultant with an incentive to initiate or encourage proposals or offers from other parties with respect to KF, shares of capital stock of KF or KF's assets or any interest therein.

                                    ARTICLE 9

                                     ESCROW

9.1   Establishment of Escrow

      At or before the Closing, Opus shall deliver to KF, acting on behalf of the Indemnified Party (as defined in Section 11.2) as escrow agent (in such capacity referred to herein as "Escrow Agent"), one or more stock certificates representing 1,900,000 shares of KF Common Stock owned by it (the "Escrowed Shares"), together with stock powers duly executed in blank with respect to the Escrowed Shares. The stock certificate evidencing the Escrow Shares shall be imprinted with a legend indicating that the Escrowed Shares are subject to this Agreement, are not transferable while held in escrow. From and after the
Effective Date, the Escrowed Shares shall be available to satisfy any indemnifiable Losses under Article 11. This Article 9shall not limit in any manner the right of an Indemnified Party to be indemnified in cash (at its sole election) rather than in Escrowed Shares, nor shall the amount of indemnification under Article 11 or otherwise, be limited to the value of the Escrowed Shares (whether or not an Indemnified Party elects to have delivered to it a portion of the total indemnification amount in the form of the Escrowed Shares).

9.2   Notice of Claims

      If, in accordance with this Agreement, an Indemnified Party is entitled to be indemnified under Article 11of this Agreement, the Surviving Corporation shall promptly provide notice (the "Claim Notice") to the Indemnifying Party (as defined in Section 11.2) setting forth such fact and stating the dollar amount of damages claimed by the Indemnified Party (the "Recoverable Amount"). Ten days following the date the Claim Notice is received, unless the Indemnified Party waives its claim for indemnification in writing or comes to a different settlement with the Indemnifying Party, the Indemnified Party shall then be entitled to unencumbered ownership of a number of Escrowed Shares equal the number of shares (rounded up to the nearest whole number) that, when multiplied by the Average Closing Price, equals the Recoverable Amount. For the purposes of this Section 9.2, the term "Average Closing Price" means the average of the daily last sale prices for the shares of KF on the trading system on which KF's shares are traded (such as the Pink Sheets trading system, the OTC Bulletin Board, The Nasdaq Stock Market, or any exchange) for the 20 consecutive trading days prior to the date on which the Claim Notice was received by the Escrow Agent. Any such Escrowed Shares shall promptly be delivered by KF to the Indemnified Party or its designees, as the Indemnified Party shall direct, free and clear of the legend contemplated by Section 9.1. If less than all of the Escrowed Shares are delivered to the Indemnified Party in accordance with this paragraph, the Indemnified Party shall cause KF's transfer agent to deliver the stock certificate(s) representing the remaining shares of the Escrowed Shares to the Escrow Agent to be held in accordance with the terms of this Agreement.

9.3   Term; Expiration; Limits

      (a) General. The term of escrow for the Escrowed Shares shall commence on the Effective Time of the Merger and shall terminate upon the later of (i) the second anniversary of the Effective Time or (ii) the date that any pending disputes involving a Claim Notice filed under Section 9.2 shall have been resolved.

      (b) Expiration of Term. If, at the expiration of the escrow term provided in Section 9.3(a) above, either (i) no Claim Notice has been delivered; or (ii) any and all Claims Notices have been received and have been satisfied in accordance with this Agreement, the Escrow Agent shall deliver to KF's transfer agent the stock certificate(s) representing the remaining Escrowed Shares, if any, with instructions to deliver certificates representing such remaining Escrowed Shares to Opus. Any such delivery of KF Common Stock shall be of full shares and any fractional portions shall be rounded to the nearest whole number by the Escrow Agent so that the remaining Escrowed Shares held in escrow are fully delivered to Opus.

      (c) Non-Exclusivity. The rights of an Indemnified Party to make claims against the Escrowed Shares pursuant to this Agreement shall be in addition to any and all other available rights and remedies of an Indemnified Party under this Agreement, at law or in equity. Nothing in this Agreement is intended to limit, or shall restrict, the right of the Surviving Corporation to (i) make a claim against the Indemnifying Party for monetary damages or any other remedies, including equitable remedies (such as temporary restraining orders, injunctive relief and specific performance), (ii) to seek indemnification in cash rather than through the cancellation of the Escrowed Shares, nor (iii) seek indemnification under this Agreement for an amount greater than the value of the Escrowed Shares. Any such claim may be in addition to, or in lieu of, filing a Claim Notice hereunder.

9.4   Dividends; Voting Rights

      (a) The Escrow Agent shall not distribute any cash dividends or other cash income with respect to the Escrowed Shares, but shall rather hold such dividends/income until the Escrowed Shares are released from escrow. Any such dividends/income received with respect to any share of the Escrowed Shares shall be distributed by the Escrow Agent to the recipient of such share. By written notice signed by Opus, Opus shall have the right to direct the Escrow Agent as to the exercise of any voting rights with respect to Escrowed Shares then held by the Escrow Agent, and the Escrow Agent shall comply with such directions if received from Opus at least five days prior to the date of the meeting at which such vote is to be taken, which meeting date shall be set forth in such directions from Opus.

      (b) In the event of any stock split, stock dividend or other similar transaction with respect to KF Common Stock that becomes effective during the term of this Agreement, the additional shares issued with respect to the Escrowed Shares shall be added to the Escrowed Shares held in escrow and any other references herein to a specific number of shares of KF Common Stock shall be proportionately adjusted.

      (c) If pursuant to a transaction (such as a merger or other acquisition of KF), shares of KF Common Stock are converted (in whole or in part) into, or are converted into the right to receive, cash or property other than shares of capital stock issued by KF, then such cash or other property issued or issuable with respect to the Escrowed Shares shall remain subject to the terms of this Agreement.

9.5   Lock-up Agreement

      Notwithstanding any other provisions in this Agreement to the contrary:

      (a) From the date of this Agreement until the date two years from the Closing Date (the "Lock-up Period"), each of Opus and Engelbrecht, individually and not jointly, hereby agrees not to offer, sell, contract to sell, lend, pledge, grant any option to purchase, make any short sale or otherwise dispose of 2,660,000 shares of KF Common Stock held as of the date of Closing Date (including the Escrowed Shares) (the "Restricted Shares"), without the prior consent of the Board of Directors of KF, which consent may be granted or withheld in its sole discretion. Notwithstanding the foregoing, prior to the end of the Lock-up Period, Opus and Engelbrecht in the aggregate may sell a number of shares equal to the number of shares publicly sold by the CMPI Shareholders during the Lock-up Period. The numbers of shares in this Section 9.5 shall be appropriately adjusted to reflect any stock splits, reverse stock splits and stock dividends of the KF Common Stock during the Lock-up Period.

      (b) Each of Opus and Engelbrecht also agrees (i) to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Restricted Shares except in compliance with the foregoing restrictions and (ii) that KF shall imprint a legend on the back of each certificate evidencing the Restricted Shares referencing the foregoing transfer restriction.

      (c) Opus and Engelbrecht hereby acknowledge and agree, on their own behalf and on behalf of any and all of their respective successors, assigns and transferees, that they may be deemed to be "underwriters" (within the meaning of federal securities laws) with respect to any sale or transfer of shares of KF Common Stock following the Closing, and, consequently, that their shares of KF Common Stock may not be eligible for sale at any time pursuant to Rule 144 under the Securities Act. The parties agree that if, for this reason, any of the shares of KF Common Stock owned by Opus or Engelbrecht as of the Closing are not eligible to be sold pursuant to Rule 144 under the Securities Act following the expiration of the restrictions on transfer of such shares under this Section 9.5, KF shall promptly prepare and file under the Securities Act a registration statement covering such shares of KF Common Stock and shall use its commercially reasonable efforts to cause the registration statement to become effective and to remain effective for at least a one-year period following the date of its effectiveness. The parties agree that the registration statement also may cover additional shares of KF Common Stock owned by other stockholders of KF in such amounts as the Board of Directors of KF may determine in its discretion. In connection with any such registration statement, Opus and Engelbrecht, or their successor, assigns or transferees, as the case may be, shall enter into a registration rights agreement that contains customary provisions covering such matters as black-out periods and indemnification reasonably acceptable to KF.

                                   ARTICLE 10

                    CONDITIONS TO CONSUMMATION OF THE MERGER

10.1  Conditions to the Obligation of Each Party

      The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

      (a) no action, suit or proceeding instituted by any Governmental Authority shall be pending and no statute, rule or regulation and no injunction, order, decree or judgment of any court or Governmental Authority of competent jurisdiction shall be in effect, in each case which would prohibit, restrain, enjoin or restrict the consummation of the Mergers;

      (b) KF and CMPI shall have obtained such permits, authorizations, consents, or approvals required to consummate the transactions contemplated hereby; and

      (c)   KF  and  Opus  shall  have  entered   into  the  Put   Agreement  as
contemplated in Section 1.2.

10.2  Conditions to the Obligations of KF and Merger Sub

      The obligations of KF and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) CMPI shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time, and the representations and warranties of CMPI contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, and KF shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of CMPI as to the satisfaction of this condition;

      (b) all proceedings to be taken by CMPI in connection with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by CMPI in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to KF and its counsel; and

      (c)   KF shall have received from Troy & Gould  Professional  Corporation,
counsel  to  CMPI,  an  opinion,   dated  the  Closing  Date,  addressed  to  KF
substantially to the effects set forth on Exhibit 1 hereto.

10.3  Conditions to the Obligations of CMPI

      The obligation of CMPI to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) KF shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of KF contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, and CMPI shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of KF as to the satisfaction of this condition;

      (b) all of the outstanding shares of KF Series A Preferred Stock shall have been converted, in full, and any authorized shares of KF Series A Preferred Stock eliminated as contemplated in Section 1.2;

      (c) KF shall have received and delivered to CMPI the resignations and release agreements from each of its directors, officers and other employees, and the nominees of CMPI shall have been duly appointed as all of the directors and officers of KF, all as contemplated in Section 8.8;

      (d) all proceedings to be taken by KF and Merger Sub, as the case may be, in connection with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by KF and Merger Sub, as the case may be, in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to CMPI and its counsel;

      (e) CMPI shall have received from Kenneth G. Eade, counsel for KF and Merger Sub, an opinion, dated the Closing Date, addressed to CMPI and the CMPI Shareholders substantially to the effects set forth on Exhibit 2 hereto; and

      (f) KF shall have duly filed with the SEC its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005.

                                   ARTICLE 11

                          SURVIVAL AND INDEMNIFICATION

11.1  Survival of Representations and Warranties

      The representations and warranties of KF shall terminate as of the Effective Time, and the representations and warranties of CMPI and the CMPI Shareholders shall terminate one year following the Effective Time.

11.2  Indemnification

      (a) From and after the Closing, Opus and Engelbrecht, jointly and severally (as such, the "Indemnifying Party"), shall indemnify, reimburse, defend and hold harmless the CMPI Shareholders (for the benefit of all CMPI shareholders) and KF and their respective affiliates, successors or assigns (each, an "Indemnified Party") for any and all direct or indirect claims, losses, liabilities, damages (including special and consequential damages), costs (including court costs) and expenses, including all reasonable attorneys' and accountants' fees and expenses (hereinafter a "Loss" or "Losses"), arising from or in connection with (i) any breach or inaccuracy of any representation or warranty of KF, whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing, and irrespective of the termination of such representations and warranties as of the Effective Time; (ii) any breach of or noncompliance by KF or Opus of or with any covenant or agreement contained in this Agreement or in any other agreement or instrument delivered in connection herewith, (iii) any and all Liabilities of KF or any of its Subsidiaries existing on, or relating to periods prior to, the Closing; (iv) any and all Liabilities arising or relating to the Merger, the Put Agreement, the conversion of the KF Series A Preferred Stock or the other transactions contemplated in this Agreement; and (v) any attempt (whether or not successful) by any Person to cause or require any Indemnified Party to pay or discharge any Liability, or alleged Liability, of KF or any of its Subsidiaries existing on or prior to the Closing. If, by reason of the claim of any Person relating to any of the matters subject to indemnification under this Section 11.2, an encumbrance, attachment, garnishment or execution is placed upon any of the property or assets of any Indemnified Party, the Indemnifying Party shall also, promptly upon demand, furnish an indemnity bond satisfactory to the Indemnified Party to obtain the prompt release of such encumbrance, attachment, garnishment or execution.

      (b) The Indemnifying Party shall be entitled to defend any claim, action, suit or proceeding made by any third party against an Indemnified Party with counsel approved by the Indemnified Party, such approval not to be unreasonably withheld; provided, however, that the Indemnified Party shall be entitled to participate in such defense with counsel of its choice and at its own expense and, if the Indemnifying Party does not provide a competent and vigorous defense, then the Indemnified Party's participation shall be at the expense of the Indemnifying Party. The Indemnified Party shall provide such cooperation and access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties shall cooperate with each other in order to ensure the proper and adequate defense thereof. An Indemnifying Party shall not settle any claim subject to indemnification hereunder without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

      (c) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party (or amounts may be set off by the Indemnified Party) upon the earliest to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party, (iii) the settlement of the claim, (iv) with respect to indemnities for tax liabilities, upon the issuance of any final resolution by a taxation authority, or (v) with respect to claims before any administrative or regulatory authority, when the Loss is finally determined and not subject to further review or appeal; provided, however, that the Indemnifying Party shall pay on the Indemnified Party's demand any cost or expense reasonably incurred by the Indemnified Party in defending or otherwise dealing with such claim.

      (d) Subject to the provisions of Article 9 with respect to the Escrowed Shares, to seek indemnification hereunder, an Indemnified Party shall notify the Indemnifying Party of any claim for indemnification, specifying in reasonable detail the nature of the Loss and the amount or an estimate of the amount thereof. Nothing in this Article 11 shall limit or restrict in any way the rights of an Indemnified Party under Article 9.

      (e) Opus and Engelbrecht waive, release and relinquish any right of indemnification or contribution from KF or any of its Subsidiaries under applicable law or any contract or agreement in connection with their respective indemnification obligations under this Article 11.

                                   ARTICLE 12

                        TERMINATION, AMENDMENT AND WAIVER

12.1  Termination

      This Agreement may be terminated at any time prior to the Effective Time:

      (a)   by the mutual written consent of KF and CMPI;

      (b) by either KF or CMPI if the Effective Time shall not have occurred on or before August 17, 2005 (the "Termination Date"); provided, that the party seeking to terminate this Agreement pursuant to this subparagraph (b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers on or before the Termination Date;

      (c) by KF or CMPI if there has been a material breach by one of the other parties of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within 20 business days following receipt by each party of notice of such breach; or

      (d) by KF or CMPI if there shall be any applicable law, rule or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree of a court or other Governmental Authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable.

12.2  Effect of Termination

      In the event of termination of the Agreement and the abandonment of the Merger pursuant to this Article 12, all obligations of the parties shall terminate, except the obligations of the parties pursuant to this Section 12.2 and except for the provisions of Sections 8.1 and 8.3; provided, however, that nothing herein shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE 13

                                  MISCELLANEOUS

13.1  Notices

      All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

To KF or Merger Sub                Knight Fuller, Inc.
(until the Effective Time):        190 North Canon Drive, Suite 420
                                   Beverly Hills, California 90210
                                   Attention: President
                                   Facsimile No: (310) 275-3105

with a copy (which shall not       Kenneth G. Eade, Esq.
constitute notice hereunder) to:   190 North Canon Drive, Suite 420
                                   Beverly Hills, California 90210
                                   Facsimile No: (805) 456-0122

To CMPI:                           CenterStaging Musical Productions, Inc.
                                   3407 Winona Avenue
                                   Burbank, California 91504
                                   Attention: Roger Paglia and Howard Livingston Facsimile No.: (818) 848-4016

with a copy (which shall no        Troy & Gould Professional Corporation
constitute notice hereunder) to:   1801 Century Park East
                                   Los Angeles, California 90067
                                   Attention:  Alan B. Spatz, Esq.
                                   Facsimile No:  (310) 789-1431

      Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile,
(ii) one business day after being deposited with a next-day courier, postage prepaid, or (iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

13.2  Separability

      If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

13.3  Assignment

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation and any assignment in violation hereof shall be null and void.

13.4  Interpretation

      The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.5  Counterparts

      This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.

13.6  Entire Agreement

      This Agreement and the other documents and items referred to herein represent the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

13.7  Governing Law

      (a) This Agreement shall be construed, interpreted, and governed in accordance with the laws of California, without reference to rules relating to conflicts of law. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los
Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.8  Attorneys' Fees

      If any action or proceeding, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief, which may be awarded.

13.9  No Third Party Beneficiaries

      Except as provided in Section 11.2, no Person other than the parties hereto is an intended beneficiary of this Agreement or any portion hereof.

13.10 Amendments and Supplements

      Prior to the Effective Time, this Agreement may be amended or supplemented in writing by KF and CMPI with respect to any of the terms contained in this Agreement, except as otherwise provided by law.

13.11 Extensions, Waivers, Etc.

      At any time prior to the Effective Time, either party may:

      (a) extend the time for the performance of any of the obligations or acts of the other party;

      (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

      (c) waive compliance with any of the agreements or conditions of the other party contained herein.

      Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     KNIGHT FULLER, INC.

                                     By:   /s/ Ronald Pienaar
                                           ---------------------------------
                                           Name:  Ronald Pienaar
                                           Title: President

                                     KF MERGER SUB, INC.

                                     By:   /s/ Stephen Hallock
                                           ---------------------------------
                                           Name:  Stephen Hallock
                                           Title: President

                                     CENTERSTAGING MUSICAL PRODUCTIONS, INC.

                                     By:   /s/ Roger Paglia
                                           ---------------------------------
                                           Name:  Roger Paglia
                                           Title: Chief Executive Officer

                                     OPUS INTERNATIONAL, LLC

                                     By:   /s/ Stephen Hallock
                                           ---------------------------------
                                           Name:  Stephen Hallock
                                           Title: Managing Member

                                     /s/ ZIRK ENGELBRECHT
                                     ---------------------------------------
                                     ZIRK ENGELBRECHT


                                     /s/ JOHNNY CASWELL
                                     ---------------------------------------
                                     JOHNNY CASWELL


                                     /s/ HOWARD LIVINGSTON
                                     ---------------------------------------
                                     HOWARD LIVINGSTON


                                     /s/ ROGER PAGLIA
                                     ---------------------------------------
                                     ROGER PAGLIA


                                     /s/ JAN PARENT
                                     ---------------------------------------
                                     JAN PARENT

                                  SCHEDULE 5.16

1. Convertible Promissory Note dated March 2, 2004 by KF for the benefit of Progressive Lending (Nevada), LLC, a Nevada limited liability company

2. Operating Agreement of Progressive Lending (Nevada), LLC, a Nevada limited liability company

3. Revolving Loan and Security Agreement dated February 4, 2004 between KF and Progressive Lending, LLC, a Washington limited liability company

4.    Option Agreement dated January 11, 2005 between KF and Opus International,
      LLC

5. Registration Rights Agreement dated July 30, 2004 between KF and Messrs. Sutter, Dixon, Knuff, Collins

6.    Mortgage  Services  Agreement  between KF and the  Administrative  General
      Partner

7. Agreement among the Administrative General Partner, the Administrative General Partner and Integrated Resources, Inc.

8.    Amendment  to  Agreement   dated  as  of  June  20,  1990  among  KF,  the
      Administrative   General  Partner,  the  Investment  General  Partner  and
      Rosenberg and Rosenberg, P.C.

9. Note dated June 29, 1988 between Southern Inns Associates Limited Partnership and KF

10. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing between Mortgage, Assignment of Rents, Security Agreement and Fixture Filing between Southern Inns Associates Limited Partnership and KF

11. Mortgage, Assignment of Rents, Security Agreement and Fixture Filing between Southern Inns Associates Limited Partnership and KF

12. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing between Southern Inns Associates Limited Partnership and KF

13. Agreement And Plan of Merger Merging Resources Accrued Mortgage Investors L.P.-Series 86 Into KFI Properties, L.P.

14. Agreement between Knight Fuller, Inc. and Opus International, LLC Dated July 23, 2004

15. Agreement between Knight Fuller, Inc. Celtron International, Inc. and PayCell, Inc. dated September 10, 2004

16. Acquisition agreement between Knight Fuller, Inc. and PayCell, Inc. and Celtron International, Inc., Orbtech Holdings Ltd. and CreditPipe (Pty) Ltd., dated November 1, 2004

17. Amended and Restated Acquisition agreement between Knight Fuller, PayCell, and Celtron International, Inc., CreditPipe (Pty) Ltd., dated November 1, 2004

                                    EXHIBIT 1

                        SAMPLE OPINION OF COUNSEL TO CMPI

      (a) CMPI is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own and lease its properties and to conduct its business as currently conducted.

      (b) CMPI has the corporate power and authority to execute and deliver the Merger Agreement, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The execution and delivery by CMPI of the Merger Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action of the Board of Directors and the shareholders of CMPI.

      (c) The execution, delivery and performance by CMPI of the Merger Agreement, and the consummation of the transactions contemplated thereby, do not and will not result in the violation of the provisions of the Articles of Incorporation or Bylaws of CMPI.

                                    EXHIBIT 2

                   SAMPLE OPINION OF COUNSEL TO KNIGHT FULLER

      (a) Each of KF and Merger Sub is validly existing as a corporation in good standing under the laws of the state of its jurisdiction of incorporation, with full corporate power and authority to own and lease its properties and to conduct its business as currently conducted.

      (b) Each of KF and Merger Sub has the corporate power and authority to execute and deliver the Merger Agreement, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The execution and delivery by each of KF and Merger Sub of the Merger Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action of the respective Boards of Directors and the shareholders of KF and Merger Sub.

      (c) The execution, delivery and performance by each of KF and Merger Sub of the Merger Agreement, and the consummation of the transactions contemplated thereby, do not and will not result in the violation of the provisions of the respective Certificate or Articles of Incorporation or Bylaws of KF and Merger Sub.

      (d) The authorized capital stock of KF consists of 100,000,000 shares of Common Stock, of which, to my knowledge, 5,524,004 shares are issued and outstanding. To my knowledge, there are no issued or outstanding shares of Series A Preferred Stock of KF. All of the issued and outstanding shares of KF Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

      (e)   The Merger  Shares  have been duly  authorized  and,  when issued as
provided  in  the  Merger  Agreement,   will  be  validly  issued,  fully  paid,
nonassessable and free of all preemptive rights.

      (f) Each of KF and Opus has the corporate power and authority to execute and deliver the Put Agreement, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The execution and delivery by each of KF and Opus of the Put Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action of the respective Boards of Directors and the shareholders of KF and Merger Sub. The Put Agreement has been duly executed and delivered by KF and Opus and is valid and binding obligation of each of them, enforceable against each of them in accordance with its terms subject to the Enforceability Exception.

                               AGREEMENT OF MERGER
                             OF KF MERGER SUB, INC.
                  INTO CENTERSTAGING MUSICAL PRODUCTIONS, INC.

      This Agreement of Merger (this "Agreement") is entered into on August 17, 2005, between CenterStaging Musical Productions, Inc., a California corporation (the "Surviving Corporation"), and KF Merger Sub, Inc., a California corporation (the "Merging Corporation").

      1. The Merging Corporation shall be merged (the "Merger") into the Surviving Corporation. The effect of the Merger and the effective time of the Merger shall be as prescribed by law.

      2. At the effective time, each outstanding share of capital stock of the Surviving Corporation (other than any "dissenting shares" within the meaning of California Corporation Code Section 1300(b)) shall be converted into the right to receive 20,000 shares of common stock, $0.001 par value per share, of Knight Fuller, Inc., a Delaware corporation and the parent corporation of the Merging Corporation. The holders of any "dissenting shares" within the meaning of California Corporations Code Section 1300(b) shall have, with respect to such shares, the rights given them under the applicable California law.

      3. At the effective time, each outstanding share of capital stock of the Merging Corporation shall be converted into one share of common stock of the Surviving Corporation.

      4. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Surviving Corporation.

      IN WITNESS WHEREOF, the parties have executed this Agreement.


Date: August 17, 2005                KF MERGER SUB, INC.

                                     By: /s/  Stephen Hallock
                                        -------------------------------
                                     Name: Stephen Hallock
                                     Its:  President

                                     By: /s/  Stephen Hallock
                                        -------------------------------
                                     Name: Stephen Hallock
                                     Its:  Secretary

                                     CENTERSTAGING MUSICAL
                                     PRODUCTIONS, INC.

                                     By  /s/  Johnny Caswell
                                        -------------------------------
                                     Name: Johnny Caswell
                                     Its:  President

                                     By: /s/  Roger Paglia
                                        -------------------------------
                                     Name: Roger Paglia
                                     Its:  Secretary

                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER

      Stephen Hallock certifies that:

      1. He is the President and the Secretary of KF Merger Sub, Inc., a California corporation (the "Corporation").

      2. The Agreement of Merger in the form attached was duly approved by the board of directors and the shareholders of the Corporation.

      3. There is only one class of shares of the Corporation, and the total number of shares outstanding is 100. The number of shares voted in favor of the Agreement of Merger equaled or exceeded the vote required. The percentage of shares required to approve the Agreement of Merger was more than 50%. No vote of the shareholders of Knight Fuller, Inc., the Corporation's parent corporation, was required in connection with the Agreement of Merger.

      I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.



                                     /s/ Stephen Hallock
DATE:  August 17, 2005               -----------------------------------
                                     Stephen Hallock, President



                                     /s/ Stephen Hallock
                                     -----------------------------------
                                     Stephen Hallock, Secretary

                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER

      Johnny Caswell and Roger Paglia certify that:

      1. They are the President and the Secretary, respectively, of CenterStaging Musical Productions, Inc., a California corporation (the "Corporation").

      2. The Agreement of Merger in the form attached was duly approved by the board of directors and the shareholders of the Corporation.

      3. There is only one class of shares of the Corporation, and the total number of shares outstanding is 2,124. The number of shares voted in favor of the Agreement of Merger equaled or exceeded the vote required. The percentage of shares required to approve the Agreement of Merger was more than 50%.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.



                                     /s/ Johnny Caswell
DATE:  August 17, 2005               -----------------------------------
                                     Johnny Caswell, President



                                     /s/ Roger Paglia
                                     -----------------------------------
                                     Roger Paglia, Secretary


                                      -3-